UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 10, 2015

Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA		19044
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on March 10, 2015. There were 175,465,694 shares of common stock eligible to vote at the meeting.
The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES
Robert I. Toll	134,014,124	6,244,887	14,369,091
Bruce E. Toll	134,062,787	6,196,224	14,369,091
Douglas C. Yearley, Jr.	139,727,137	531,874	14,369,091
Robert S. Blank	139,140,874	1,118,137	14,369,091
Edward G. Boehne	134,022,047	6,236,964	14,369,091
Richard J. Braemer	139,519,374	739,637	14,369,091
Christine N. Garvey	139,980,800	278,211	14,369,091
Carl B. Marbach	138,268,787	1,990,224	14,369,091
Stephen A. Novick	138,452,935	1,806,076	14,369,091
Paul E. Shapiro	138,312,362	1,946,649	14,369,091
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
153,961,239	561,885	105,178
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
121,257,378	18,597,039	404,593	14,369,092

Proposal Four – Approval of the Toll Brothers, Inc. Senior Bonus Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
138,195,248	1,675,424	388,339	14,369,091

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 11, 2015	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer